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                                                                      EXHIBIT 15


August 2, 2004

The Board of Directors
Beverly Enterprises, Inc.
One Thousand Beverly Way
Fort Smith, AR 72919

We are aware of the incorporation by reference in the Beverly Enterprises, Inc. Registration Statement on Form S-3 No. 333-52708 and Form S-8 (Nos. 333-117113, 333-117112, 333-113892, 333-41671, 333-41669, 333-66026, 333-41673, 333-42131,
333-66018, 333-54734, 333-101318, 333-87290) of our report dated August 2, 2004 relating to the unaudited condensed consolidated interim financial statements of Beverly Enterprises, Inc. included in its Form 10-Q for the quarter ended June 30, 2004.




                                                              /s/ Ernst & Young